As filed with the Securities and Exchange Commission on November 26, 2013

Registration No. 333-190880

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIDELITY & GUARANTY LIFE

(Exact name of registrant as specified in its charter)

Delaware	6311	46-3489149
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Fleet Street, 6th Floor

Baltimore, Maryland 21202

(410) 895-0100

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Eric L. Marhoun, Esq.

Fidelity & Guaranty Life

1001 Fleet Street, 6th Floor

Baltimore, Maryland 21202

(410) 895-0100

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Ethan T. James, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Joseph A. Hall, Esq. Michael Kaplan, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-190880) is to file certain exhibits to the Registration Statement as indicated in Item 16(a) of Part II of this amendment. No change is made to Part I or Part II of the Registration Statement, other than Item 16(a) of Part II, and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the Registration Statement and the exhibits filed herewith.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The Exhibits to this Registration Statement on Form S-1 are listed in the Exhibit Index which follows the signature pages to this Registration Statement and is herein incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Fidelity & Guaranty Life has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland, on this 26th day of November, 2013.

FIDELITY & GUARANTY LIFE

By:	/s/ Leland C. Launer, Jr.
Name: Leland C. Launer, Jr.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leland C. Launer, Jr. Leland C. Launer, Jr.	President and Chief Executive Officer, Director (Principal Executive Officer)	November 26, 2013

* Wendy J.B. Young	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2013

* Omar M. Asali	Director	November 26, 2013

* William S. Bawden	Director	November 26, 2013

* Kostas (Gus) Cheliotis	Director	November 26, 2013

* Thomas A. Williams	Director	November 26, 2013

* Phillip J. Gass	Director	November 26, 2013

* Kevin J. Gregson	Director	November 26, 2013

* William P. Melchionni	Director	November 26, 2013

* L. John H. Tweedie	Director	November 26, 2013

*By:	/s/ Leland C. Launer, Jr.
as Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1#	Form of Amended and Restated Certificate of Incorporation of Fidelity & Guaranty Life

3.2#	Form of Amended and Restated Bylaws of Fidelity & Guaranty Life

4.1*	Form of Common Stock Certificate

4.2**	Indenture, dated March 27, 2013, among Fidelity & Guaranty Life Holdings, Inc., as issuer, the Subsidiary Guarantors from time to time parties thereto and Wells Fargo Bank, National Association, as trustee, relating to the 6.375% Senior Notes due 2021.

4.3**	First Supplemental Indenture, dated March 27, 2013, among Fidelity & Guaranty Life Holdings, Inc., as issuer, the Subsidiary Guarantors from named therein and Wells Fargo Bank, National Association, relating to the 6.375% Senior Notes due 2021.

4.4#	Form of Registration Rights Agreement

5.1*	Opinion of Debevoise & Plimpton LLP

10.1**	First Amended and Restated Stock Purchase Agreement, dated as of February 17, 2011, between OM Group (UK) Limited and Harbinger OM, LLC.

10.2**	Guarantee and Pledge Agreement, dated as of April 6, 2011, among Harbinger OM, LLC, the Grantor parties thereto and OM Group (UK) Limited.

10.3**	Lease Agreement, dated September 30, 2010, between Old Mutual Business Services, Inc. and Harbor East Parcel C—Commercial, LLC.

10.4**	Lease Agreement, dated November 14, 2011, between Fidelity & Guaranty Life Business Services, Inc. and Nebco, Inc.

10.5#	Form of Director Indemnification Agreement

10.6**	Fidelity & Guaranty Life Employee Incentive Plan

10.7**	Fidelity & Guaranty Life Holdings, Inc. Stock Incentive Plan

10.8**	Fidelity & Guaranty Life Holdings, Inc. Stock Incentive Plan (Amended/Restated December 31, 2012)

10.9**	Fidelity & Guaranty Life Holdings, Inc. Dividend Equivalent Plan

10.10**	Fidelity & Guaranty Life Holdings, Inc. 2012 Dividend Equivalent Plan

10.11**	Employment Agreement, dated June 27, 2011, between Leland C. Launer, Jr. and Fidelity & Guarantee Life Business Services, Inc.

10.12**	Amendment to Employment Agreement, dated November 1, 2012, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Business Services, Inc.

10.13**	Amended and Restated Employment Agreement, dated March 21, 2013, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Business Services, Inc.

10.14**	Employment Agreement, dated December 21, 2009, between Rajesh Krishnan and Old Mutual Business Services, Inc.

10.15**	Employment Agreement, dated December 21, 2009, between John P. O’Shaughnessy and Old Mutual Business Services, Inc.

10.16**	Executive Nonqualified Excess Plan

10.17**	Executive Nonqualified “Excess” Plan Adoption Agreement

10.18**†	Amended and Restated Administrative Services Agreement, dated July 1, 2009, between Transactions Application Group, Inc. and OM Financial Life Insurance Company

10.19**†	Amended and Restated Administrative Services Agreement, dated January 1, 2010, between Mid-America Agency Services, Inc. (d/b/a by Hooper Holmes Service) and OM Financial Life Insurance Company

10.20**†	Automatic Reinsurance Agreement, effective December 31, 2007, between OM Financial Life Insurance Company and Wilton Reassurance Company

Exhibit No.	Description

10.21**†	Amendment No. 1, dated January 8, 2008, to Automatic Reinsurance Agreement, effective December 31, 2007, between OM Financial Life Insurance Company and Wilton Reassurance Company

10.22**†	Amendment No. 2, dated April 6, 2011, to Automatic Reinsurance Agreement, effective December 31, 2007, between OM Financial Life Insurance Company and Wilton Reassurance Company

10.23**†	Amendment No. 3, dated September 9, 2011, to Automatic Reinsurance Agreement, effective December 31, 2007, between Fidelity & Guaranty Life Insurance Company and Wilton Reassurance Company

10.24**	Form of Fidelity & Guaranty Life Holdings, Inc. 2011 Employee Stock Option Agreement

10.25**	Form of Fidelity & Guaranty Life Holdings, Inc. 2011 Dividend Equivalent Agreement

10.26**	Form of Fidelity & Guaranty Life Holdings, Inc. 2012 Employee Stock Option Agreement

10.27**	Form of Fidelity & Guaranty Life Holdings, Inc 2012 Dividend Equivalent Agreement

10.28**	Form of Fidelity & Guaranty Life Holdings, Inc Restricted Stock Agreement

10.29**	Consent to Change in Reporting Structure and Waiver of Good Reason, dated October 30, 2013, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Business Services, Inc.

10.30**	2011 Employee Stock Option Agreement, dated November 2, 2011, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Holdings, Inc.

10.31**	2011 Dividend Equivalent Agreement, dated November 2, 2011, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Holdings, Inc.

10.32**	Amendment to Restricted Stock Agreement, dated March 21, 2013, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Holdings, Inc.

10.33**	Amendment to 2011 Employee Stock Option Agreement, dated March 21, 2013, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Holdings, Inc.

10.34**	Amendment to 2012 Employee Stock Option Agreement, dated March 21, 2013, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Holdings, Inc.

10.35**	2012 Employee Stock Option Agreement, dated December 31, 2012, between Leland C. Launer, Jr. and Fidelity & Guaranty Holdings, Inc.

10.36**	Restricted Stock Agreement, dated December 31, 2012, between Leland C. Launer, Jr. and Fidelity & Guaranty Holdings, Inc.

10.37**	2012 Dividend Equivalent Agreement, dated December 31, 2012, between Leland C. Launer, Jr. and Fidelity & Guaranty Life Holdings, Inc.

10.38**	Amended and Restated Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and John P. O’Shaughnessy

10.39**	Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and John Phelps

10.40**	Amended and Restated Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and Rajesh Krishnan

10.41**	Employment Agreement, dated November 14, 2013, between Fidelity & Guaranty Life Business Services, Inc. and Wendy Young

10.42#	Fidelity & Guaranty Life 2013 Stock Incentive Plan

10.43#	Form of Fidelity & Guaranty Life 2013 Non-Statutory Stock Option Agreement

10.44#	Form of Fidelity & Guaranty Life 2013 Restricted Stock Agreement

10.45#	Form of Fidelity & Guaranty Life Performance RSU Grant Agreement

Exhibit No.	Description

21.1**	List of Subsidiaries

23.1*	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

23.2**	Consent of KPMG LLP, Independent Auditors

24.1**	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1)

#	Filed herewith.
*	To be filed by amendment.
**	Previously filed
†	Certain provisions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.